EXHIBIT 5.1
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           [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                                     February 3, 2003


Gabelli Asset Management Inc.
One Corporate Center
Rye, New York 10580

                           Re: Gabelli Asset Management Inc. - Registration Statement on Form S-3
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Ladies and Gentlemen:

         We have acted as special counsel to Gabelli Asset Management Inc., a New York corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 relating to the resale of up to 500,000 shares (the "Shares") of the Company's Class A Common Stock, par value $0.001 per share (the "Common Stock"), by the stockholders of the Company (the "Selling Stockholders") named in the registration statement referred to below.

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 relating to the Shares filed with the Securities and Exchange Commission (the "Commission") under the Act on February 3, 2003 (the "Registration Statement"); (ii) the stock purchase agreement, dated as of December 27, 2001, entered into by and among Gabelli Group Capital Partners, Inc., a New York corporation ("GGCP"), and each of the Selling Stockholders (the "Purchase Agreement"), pursuant to which we have been advised that the Selling Shareholders acquired the Shares; (iii) the exchange and stock repurchase agreement, dated December 27, 2001, entered into by and among GGCP and the Company (the "Exchange and Stock Repurchase Agreement"), pursuant to which we have been advised that the Shares were originally issued;
(iv) the Amended and Restated Certificate of Incorporation of the Company, as amended to date; (v) the Amended and Restated By-laws of the Company, as amended to date; (vi) a specimen certificate representing the Common Stock;
and (vii) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and due execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the practice of law in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York.

         For the purpose of rendering the opinion set forth below, we have assumed that (i) the consideration recited in the resolutions of the Board of Directors of the Company approving the original issuance of the Shares has been received in full by the Company, and (ii) the certificates representing the Shares conform to the specimen examined by us.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable (except as provided in Section 630 of the New York Business Corporation Law).

         This opinion is delivered to you solely for use in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by any other person, without our express written permission. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                               Very truly yours,

                                               /s/ Skadden, Arps, Slate, Meagher
                                                     & Flom LLP